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                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
          SECURITY AGREEMENT AND FIXTURE FILING FOR COMMERCIAL PURPOSES

                                       by

                          CLARKE AMERICAN CHECKS, INC.
                                  as Mortgagor

                                       to

                       BEAR STEARNS CORPORATE LENDING INC.
                                  as Mortgagee

                         Dated as of: December 15, 2005

                                Property Address:
                             124 Metropolitan Drive
                                Salina, New York

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THIS INSTRUMENT WAS PREPARED BY AND
RECORD AND RETURN TO:

JONATHAN BAUMSTARK, ESQ.
LATHAM & WATKINS LLP
885 THIRD AVENUE, SUITE 1000
NEW YORK, NY 10022

        3.9    Protective Advances and Disbursements; Costs of

                                        i

Exhibit A: legal description

                                       ii

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
          SECURITY AGREEMENT AND FIXTURE FILING FOR COMMERCIAL PURPOSES

This Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture
Filing for Commercial Purposes (this "Mortgage") is executed as of December 15,
2005, by and from CLARKE AMERICAN CHECKS, INC., a Delaware corporation
("Mortgagor"), whose address is 10931 Laureate Drive, San Antonio, Texas 78249, to BEAR STEARNS CORPORATE LENDING, INC., (together with its successors and assigns, collectively, "Mortgagee"), a Delaware corporation, as Administrative
Agent for the Lenders under the Credit Agreement more fully described below, whose address is 383 Madison Avenue, New York, New York 10179.

1.   DEFINITIONS

As used herein, the following terms shall have the following meanings:

"Covenants": All of the agreements, covenants, conditions, warranties, representations and other obligations made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan
Documents.

"Loan Documents": The (1) Credit Agreement dated as of December 15, 2005 among
Clarke American Corp., as borrower; CA Acquisition Holdings, Inc., a Delaware corporation, the Lenders from time to time party thereto; Bear, Stearns & Co.
Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers and joint book running managers; JPMorgan Chase Bank, N.A., as syndication agent; and Bear
Stearns Corporate Lending Inc., as administrative agent (the "Credit
Agreement"), (2) the Security Documents, and the Notes, each as defined in the
Credit Agreement, (3) this Mortgage, (4) the Intercompany Note, as defined in the Credit Agreement, (5) all other documents now or hereafter executed by
Mortgagor or any other person or entity to evidence or secure the payment and performance of the Obligations and (6) all modifications, restatements, consolidations, extensions, renewals and replacements of any of the foregoing.

"Mortgaged Property": All of Mortgagor's right title and interest in or to (1)
the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Mortgagor (the "Land"), (2) buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the "Improvements"), (3) fixtures, materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and all water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (4) all goods, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the
UCC, now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or that may be used in or relating to the planning, development, financing or operation of the Mortgaged

Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, goodwill, chattel paper, documents, property licenses and/or franchise agreements, rights of Mortgagor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of
Mortgagor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs but only to the extent assignable (the "Personalty"), (5) reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property, (6) plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the "Plans"),
(7) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged
Property (the "Leases"), together with all related security and other deposits,
(8) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Mortgagor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "Rents"),
(9) to the extent assignable, all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "Property Agreements"), (10) all
rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (11) accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by
Mortgagor, (13) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property and (14) any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land,
Improvements, Fixtures or Personalty. As used in this Mortgage, the term
"Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

"Obligations": As defined in the Credit Agreement, as well as all obligations arising under the Guarantee and Collateral Agreement (as defined in the Credit
Agreement) and including, without limitation, all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents that recite that they are intended to be secured by this Mortgage.

"Permitted Encumbrances": The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Mortgage issued on the date hereof, together with the liens and security interests in favor of Mortgagee created or permitted by the Loan Documents.

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"UCC": The Uniform Commercial Code of the State of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

Capital terms used herein but not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement.

GRANT.

To secure the full and timely payment and performance of the Obligations,
Mortgagor MORTGAGES, GRANTS, BARGAINS, SELLS, TRANSFERS, ASSIGNS and
HYPOTHECATES and CONVEYS the Mortgaged Property to Mortgagee, subject, however, to the Permitted Encumbrances and the Permitted Liens. The maturity date of the secured debt is December 15, 2011.

2. WARRANTIES, REPRESENTATIONS AND COVENANTS. Mortgagor warrants, represents and covenants to Mortgagee as follows:

2.1 Title to Mortgaged Property and Lien of this Instrument. Mortgagor owns the
Mortgaged Property free and clear of any liens, claims or interests, except the
Permitted Encumbrances and the Permitted Liens. This Mortgage creates a valid, enforceable first priority lien and security interest against the Mortgaged
Property, subject only to the Permitted Encumbrances.

2.2 First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents. If any lien or security interest other than a Permitted Encumbrance or a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement
(including the requirement of providing a bond or other security satisfactory to
Mortgagee to the extent required by the Credit Agreement).

2.3 Payment and Performance. Mortgagor shall pay and perform the Obligations when due under the Loan Documents to which it is a party and shall perform the
Covenants under the Loan Documents to which it is a party in full when they are required to be performed.

2.4 Replacement of Fixtures and Personalty. Except as permitted by the Credit
Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, not to be unreasonably withheld, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is immaterial or is obsolete and in either case, is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Mortgagee.

2.5 Maintenance of Rights of Way, Easements and Licenses. Mortgagor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and

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franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Mortgagee, not to be unreasonably withheld or delayed, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property which restriction is reasonably likely to materially and adversely effect the current use of the
Mortgaged Property. Mortgagor shall comply in all material respects with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the
Mortgaged Property.

2.6 Inspection. Mortgagor shall permit Mortgagee, and Mortgagee's respective agents, representatives and employees, to inspect the Mortgaged Property to the extent permitted in Section 6.6 of the Credit Agreement.

2.7 Other Covenants. All of the covenants in the Credit Agreement are incorporated herein by reference. All property-related covenants in the Credit
Agreement are incorporated as though Mortgagor were the "Borrower" thereunder.

2.8 Condemnation Awards and Insurance Proceeds.

     2.8.1 Condemnation Awards. Mortgagor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to
Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquaintances therefor, subject to the terms of the Credit Agreement.

     2.8.2 Insurance Proceeds. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged
Property. Mortgagor authorizes and directs the issuer of each of such insurance policies to make payment for all such losses to Mortgagee, to be released by
Mortgagee or applied in accordance with the terms of the Credit Agreement.

Notwithstanding the foregoing, Mortgagee shall make available to Mortgagor the foregoing awards, compensation and proceeds of condemnation and insurance, for the purpose of restoration and rebuilding the Mortgaged Property, to the same extent that Mortgagor or the borrowers would be entitled to retain Net Cash
Proceeds in connection with a Recovery Event (as both of those terms are defined in the Credit Agreement), under the terms of the Credit Agreement.

2.9 Transfer or Encumbrance of the Mortgaged Property. Mortgagor shall not, except as and to the extent permitted in the Credit Agreement, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged
Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

3.   DEFAULT AND FORECLOSURE

3.1 Remedies. During the occurrence and continuance of an Event of Default (as defined in the Credit Agreement), Mortgagee may, at Mortgagee's election and by or through Mortgagee or otherwise, exercise any or all of the following rights, remedies and recourses:

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     3.1.1 Acceleration. To the extent permitted by the Credit Agreement, declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

     3.1.2 Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and obtain possession of all books, records and accounts relating thereto. If Mortgagor remains in possession of the Mortgaged
Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

     3.1.3 Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of the Credit Agreement.

     3.1.4 Foreclosure and Sale. Institute proceedings for the complete judicial or, to the extent permitted by applicable law, non-judicial foreclosure of this
Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the
UCC, Mortgagor agrees that ten (10) days prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, may credit the portion of the purchase price that would be distributed to Mortgagee against the Obligations in lieu of paying cash.

     3.1.5 Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to
Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and
Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of the Credit Agreement.

     3.1.6 Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity and under the UCC (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Mortgage).

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3.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

3.3 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against
Mortgagor or others obligated under the Note and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by
Mortgagee in the enforcement of any rights, remedies or recourses under the Loan
Documents or otherwise at law or equity shall be deemed to cure any Event of
Default.

3.4 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the
Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the remaining Mortgaged Property. For payment of the Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

3.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any
Event of Default or of Mortgagee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c)
any right to a marshalling of assets or a sale in inverse order of alienation.

3.6 Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and
Mortgagee shall be restored to their former positions with respect to the
Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default that may then exist or the right of
Mortgagee thereafter to exercise any right, remedy or recourse under the Loan
Documents for such Event of Default.

3.7 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged

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Property, shall be applied by Mortgagee (or the receiver, if one is appointed)
in the following order unless otherwise required by the Credit Agreement or applicable law:

     3.7.1 to the payment of the costs and expenses actually incurred by
Mortgagee in taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation: (1) Mortgagee's and receiver's reasonable fees and expenses, (2)
court costs, (3) reasonable attorneys' and accountants' fees and expenses, (4)
costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

     3.7.2 to the payment of all amounts (including interest), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Mortgagee under the Loan Documents;

     3.7.3 to the payment of the Obligations and performance of the Covenants under the Loan Documents in such manner and order of preference as Mortgagee in its sole discretion may determine; and

     3.7.4 the balance, if any, to the payment of the persons legally entitled thereto.

3.8 Occupancy After Foreclosure. The purchaser at any foreclosure sale pursuant to Section 4.1.4 shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

3.9 Protective Advances and Disbursements; Costs of Enforcement.

     3.9.1 If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of
Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section, or otherwise under this Mortgage or any of the other Loan
Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the interest rate applicable to overdue Reimbursement Obligations under Section 2.14(c) of the Credit Agreement, and all such sums, together with interest thereon, shall be secured by this Mortgage.

     3.9.2 Mortgagor shall pay all expenses (including reasonable attorneys'
fees and expenses) of or incidental to the perfection and enforcement of this
Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage and the other
Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

3.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article, the assignment of the Rents and Leases under Article 5, the security interests under

                                        7

Article 6, nor any other remedies afforded to Mortgagee under the Loan
Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

4.   ASSIGNMENT OF RENTS AND LEASES

4.1 Assignment. Mortgagor hereby grants to Mortgagee a present, absolute assignment of the Leases and Rents; provided, however, that subject to the provisions of this Mortgage and the other Loan Documents, Mortgagee hereby gives
Mortgagor a revocable license, so long as no Event of Default has occurred hereunder, to collect and use the Rents as they become due and payable, but not in advance thereof. While any Event of Default exists and is continuing,
Mortgagee shall be entitled to (a) notify any person that the Leases have been assigned to Mortgagee and that all Rents are to be paid directly to Mortgagee, whether or not Mortgagee has commenced or completed foreclosure or taken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any
Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) enter upon, take possession of and operate the Mortgaged Property; (e) lease all or any part of the Mortgaged Property; and/or (f) perform any and all obligations of Mortgagor under the Leases and exercise any and all rights of Mortgagor therein contained to the full extent of Mortgagor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver.

4.2 No Obligation. Notwithstanding Mortgagee's rights hereunder, Mortgagee shall not be obligated to perform, and Mortgagee does not undertake to perform, any obligation, duty or liability with respect to the Leases or Rents on account of this Mortgage. Mortgagee shall have no responsibility on account of this
Mortgage for the control, care, maintenance or repair of the Mortgaged Property, for any waste committed on the Mortgaged Property, for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property except to the extent any of the foregoing are caused by Mortgagee or its agents.

4.3 Right to Apply Rents. Mortgagee shall have the right, but not the obligation, to use and apply any Rents received hereunder in such order and such manner as Mortgagee may determine, including, without limitation, for: (a) the payment of costs and expenses of enforcing or defending the terms of this
Mortgage or the rights of Mortgagee hereunder, and collecting any Rents and (b)
the payment of costs and expenses of the operation and maintenance of the
Mortgaged Property.

4.4 No Merger of Estates. So long as any part of the Obligations and Covenants secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

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5.   SECURITY AGREEMENT

5.1 Security Interest. This Mortgage constitutes a "Security Agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property
Agreements. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property
Agreements and all other Mortgaged Property that is personal property to secure the payment of the Obligations and performance of the Covenants under the Loan
Documents, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the
Personalty, Fixtures, Plans, Leases, Rents and Property Agreement sent to
Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

5.2 Financing Statements. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is in the State of Texas at the address set forth in the first paragraph of this Mortgage.

5.3 Fixture Filing. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property that is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee)
as set forth in the first paragraph of this Mortgage.

6.   MISCELLANEOUS

6.1 Notices. Any notice required or permitted to be given under this Mortgage shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below:

          If to Mortgagor, to:

               Clarke American Checks, Inc.
               10931 Laureate Drive
               San Antonio, TX 78249
               Attention: Chief Financial Officer
               Telephone: (210) 558-5254
               Telecopy: (210) 697-1208

          with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison LLP
               1285 Avenue of the Americas

                                        9

               New York, NY 10019-6064
               Attention: Nicholas A. Kujawa, Esq.
               Telephone: (212) 373-3162
               Telecopy: (212) 492-0162

          If to Mortgagee, to

               Bear Stearns Corporate Lending Inc.
               383 Madison Avenue
               New York, NY 10179
               Attention: Stephen O'Keefe
               Telephone: (212) 272-9184
               Telecopy: (212) 272-9430

          with a copy to:

               Latham & Watkins LLP
               885 Third Avenue, Suite 1000
               New York, NY 10022
               Attn: Jonathan Baumstark, Esq.
               Telephone: 212-906-1734
               Telecopy: 212-751-4864

Any communication so addressed and mailed shall be deemed to have been duly given or made when delivered, or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth above or in the case of any party, to such other address as such party may hereafter notify to the other parties hereto.

6.2 Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Mortgagee has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents;
however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

6.3 Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect
Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and
Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements and applications for registration necessary to

                                       10

create, perfect or preserve Mortgagee's security interests and rights in or to any of the collateral, and (d) while any Event of Default exists and is continuing, to perform any obligation of Mortgagor hereunder; however: (1)
Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Obligations and shall bear interest at the interest rate applicable to overdue Reimbursement Obligations under Section
2.14(c) of the Credit Agreement; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and
(4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action that it is empowered to take under this Section.

6.4 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns.
Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

6.5 No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

6.6 Subrogation. To the extent proceeds of the Loan have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

6.7 Credit Agreement. If any conflict or inconsistency exists between this
Mortgage and the Credit Agreement, the Credit Agreement shall govern.

6.8 Release. Upon payment in full of the Obligations, the termination or expiration of all Commitments (as defined in the Credit Agreement), and provided that no Letter of Credit (as defined in the Credit Agreement) shall be outstanding, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or, at Mortgagor's request (but at no cost to Mortgagee) assign this Mortgage to a Mortgagee designated by
Mortgagor.

6.9 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between
Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

6.10 Obligations of Mortgagor, Joint and Several. If more than one person or entity has executed this Mortgage as "Mortgagor," the obligations of all such persons or entities hereunder shall be joint and several.

                                       11

6.11 Governing Law. This Mortgage shall be governed by the laws of the State in which the Land is located.

6.12 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

6.13 Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

6.14 Future Advances. Upon request of Mortgagor, and at Mortgagee's option prior to release of this Mortgage, Mortgagee may make future advances to Mortgagor.
Such future advances, with interest thereon, shall be secured by this Mortgage unless the parties shall agree otherwise in writing.

7.   Local Law Provisions

7.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 7 and the terms and conditions of this
Mortgage, the terms and conditions of this Article 7 shall control and be binding.

7.2 Commercial Property. The Mortgagor represents that this Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each having its own separate cooking facilities.

7.3 Maximum Debt Secured. Notwithstanding anything contained herein to the contrary, the maximum amount of principal indebtedness secured by this Mortgage at execution or which under any contingency may become secured hereby at any time hereafter is $2,012,000.00 (the "Term Secured Amount") plus all amounts expended by Mortgagee to enforce, defend and/or maintain the lien of this
Mortgage or to protect the Mortgaged Property, or the value thereof, including, without limitation, all mortgage recording taxes, all amounts in respect of insurance premiums and all real estates taxes, charges or assessments imposed by law upon the Mortgaged Property, or any other amount, cost or charge to which
Mortgagee may become subrogated upon payment as a result of Mortgagor's failure to pay as required by the terms of this Mortgage plus all accrued but unpaid interest on the obligations secured hereby. For the avoidance of doubt, this
Mortgage does not secure any portion of the Revolving Loan (as defined in the
Credit Agreement) and secures only the portion of the Term Loan (as defined in the Credit Agreement) as more fully described in this Section 7.3.

7.4 Application Of Payments And Repayments. So long as the balance of the Term
Loan exceeds the Term Secured Amount, any payments of the Term Loan by Mortgagor shall not be deemed to be applied against, or to reduce, the portion of the Term
Loan secured by this

                                       12

Mortgage, as more fully described in Section 7.3 hereof. Such payments shall instead be deemed to reduce only such portions of the Term Loan as is either:
(a) secured by mortgages encumbering real property located outside the State of
New York, which mortgages secure the entire Obligations (except to the extent, if any, that specific mortgages in such states contain specific limitations on the amount secured) or (b) secured by collateral that is not real property.

7.5 Insurance Proceeds. The provisions of subsection 4 of Section 254 of the New
York Real Property Law covering the insurance of buildings against loss by fire and the application of insurance proceeds shall not apply to this Mortgage. In the event of any conflict, inconsistency or ambiguity between the provisions of
Section 3.8 hereof and the provisions of subsection 4 of Section 254 of the New
York Real Property Law covering the insurance of buildings against loss by fire and the application of insurance proceeds, the provisions of Section 3.8, as applicable, shall control.

7.6 Trust Fund. Pursuant to Section 13 of the Lien Law of New York, Mortgagor
shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Mortgaged Property before using any part of the total of the same for any other purpose.

7.7 Section 291-f Agreement. Reference is hereby made to Section 291-f of the
Real Property Law of the State of New York for purposes of obtaining for
Mortgagee the benefit of said section in connection with this Mortgage.

7.8 Power of Sale. In addition to any other remedies provided to Mortgagee hereunder, pursuant to the Credit Agreement or the other Loan Documents, upon the occurrence and continuance of an Event of Default, to the extent permitted by applicable law, Mortgagee may sell or offer for sale the Mortgaged Property in such portions, order and parcels as Mortgagee may determine, with or without having first taken possession of same, in accordance with the terms and provisions of Article 14 of the New York Real Property Actions and Proceedings
Law.

                                       13

IN WITNESS WHEREOF, the parties hereto have executed this Mortgage as of the date first above written.

                                        CLARKE AMERICAN CHECKS, INC., a Delaware
                                        corporation

                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------------
                                        Name: Peter A. Fera, Jr.
                                              ----------------------------------
                                        Title: CFO
                                               ---------------------------------

                            [MORTGAGE - SYRACUSE, NY]

STATE OF New York )
                  ) ss.
COUNTY OF New York)

On the 14th day of December in the year 2005 before me, the undersigned, a
Notary Public in and for said State, personally appeared Peter A. Fera, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Nicholas A. Kujawa
-----------------------------------
Notary Public

         NICHOLAS A. KUJAWA
         Notary Public, State of New York
         No. 02KU6122294
         Qualified in Kings County
         Commission Expires February 7, 2009

                            [MORTGAGE - SYRACUSE, NY]

                                    EXHIBIT A
                               [Legal Description]

LandAmerica                                                 File No. BU05001816
Lawyers Title

                            SCHEDULE A - DESCRIPTION

         ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Salina, County of Onondaga and State of New York being part of Military Lot No. 1 in said town, being part of lands conveyed by Albert Bittel, et al. to Harry Wiesner by deed dated December 19, 1962 in Book 2124 of Deeds at page 407 and part of lands conveyed by County of Onondaga to Harry Wiesner by deed dated July 28, 1964 and recorded September 22, 1964 in Book 2216 of Deeds at page 551 and being known as
Lot No. 9 of the Metropolitan Park Tract, according to a map made by Alfred N.
Ianuzi Jr., Licensed Land Surveyor, dated October 25, 1976 and filed in the
Onondaga County Clerk's Office on May 17, 1985 as Map No. 6279, and more particularly described as follows:

         BEGINNING at a point in the southerly boundary of Metropolitan Drive, said point being 1,401.14 feet distant easterly, as measured along said southerly boundary of Metropolitan Drive from the point of curvature of a small curve at the intersection of said southerly boundary of Metropolitan Park with the easterly boundary of Henry Clay Boulevard (formerly Seventh North Street);

         THENCE easterly, northeasterly, and northerly along the southerly, and southeasterly and easterly boundary of Metropolitan Drive following a curve to the left, having a radius of 210.00 feet, an arc distance of 255.88 feet to a point therein;

         THENCE S 70(degrees) 20' 21" E through said lands conveyed to Wiesner, a distance of 373.66 feet to a point in the easterly boundary of said lands conveyed to Wiesner, said point being in the division line between said Lot No.
1 on the west and Lot No. 2 on the east;

         THENCE S 03(degrees) 17' 26" W along said division line, a distance of
680.89 feet to the southerly most corner of said second above mentioned lands conveyed to Wiesner;

         THENCE N 35(degrees) 59' 15" W, along the southwesterly boundary of said second above mentioned lands, a distance of 290.74 feet to the northerly boundary of lands conveyed by Joseph Albanese to County of Onondaga by deed dated June 30, 1949 and recorded in Onondaga County Clerk's Office July 1, 1949 in Book 1392 of Deeds at page 426;

ALTA Loan Policy

LandAmerica                                                 File No. BU05001816
Lawyers Title

         THENCE N 86(degrees) 41' 30" W, along said northerly boundary, a distance of 24.49 feet to a point therein;

         THENCE N 36(degrees) 06' 47" W, a distance of 531.64 feet to the point of beginning.

ALTA Loan Policy